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                                                                  EXHIBIT 10.202

                       WEBSITE HYPERLINK LICENSE AGREEMENT

         THIS WEBSITE HYPERLINK LICENSE AGREEMENT (the "Agreement') is made and entered into this 16th day of June, 2000, (the "Effective Date"), by and between Bluegreen Vacations Unlimited, Inc., a Florida Corporation ("Bluegreen" or "User") having a principal address of 4960 Blue Lake Drive, Boca Raton, Florida 33431, and Bass Pro, Inc., a Delaware Corporation ("Bass Pro"), having a principal address of 2500 East Kearney, Springfield, Missouri 65898 and Bass Pro Outdoors Online, L.L.C., a Missouri Limited Liability Company ("BP Online"), having a principal address of c/o Bass Pro, Inc., 2500 East Kearney, Springfield, Missouri 65898 (Bass Pro and BP Online are collectively referred to as the "Owner").

                              W I T N E S S E T H:

         WHEREAS, User owns and operates an Internet website which is accessible through URL WWW.BLUEGREENONLINE.COM (the "Bluegreen Site"); and

         WHEREAS, User has or will create and develop an Internet website, which shall be designed to advertise, market and promote the Big Cedar Timeshare Project (the "Big Cedar Site); and

         WHEREAS, User has or will create and develop an Internet website which shall be designed to advertise, market and promote the Bluegreen's Timeshare Facilities, including the Bluegreen Vacation Club (the "Bluegreen Timeshare Site"); and

         WHEREAS, Owner owns and operates an Internet website located at WWW.BASSPRO.COM (the "Bass Pro Site"); and

         WHEREAS, Pursuant to that certain Marketing and Promotions Agreement by and between Big Cedar, L.L.C., a Missouri limited liability company ("Big Cedar"), Bass Pro, Bluegreen and the Bluegreen/Big Cedar Vacations, LLC, a Delaware limited liability company ("LLC") dated of even date herewith ("Marketing Agreement"), Owner is obligated to create website hyperlinkages between the Bass Pro Site and the Bluegreen Site, Big Cedar Site and the Bluegreen Timeshare Site and among the foregoing sites, pursuant to and in accordance with the terms and conditions therein contained;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, including but not limited to: (i) Bluegreen advancing to Big Cedar Nine Million and No/100 Dollars ($9,000,000), which amount Big Cedar is to use to repay the Bass Pro indebtedness owed by Big Cedar to Bass Pro and which amount Bluegreen would not have advanced, excepting the receipt of this Agreement and the mutual promises contained herein, and (ii) Bluegreen's agreements as set forth in the Marketing Agreement, including Bluegreen's agreement to acquire outdoor retail products from Bass Pro, the parties hereto agree as follows:

         1. DEFINITIONS. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Marketing Agreement.


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         2. TERM. The term of this Agreement shall be for a term the earlier of:
(i) ten (10) years from the date hereof, or (ii) until ninety percent (90%) of the Big Cedar Timeshare Project timeshares have been sold and conveyed;
provided, however if the Ad Loan is discharged pursuant to paragraph 12(b) of the Marketing Agreement, this Agreement shall terminate.

         3. RESORT ICON. Within one hundred and twenty (120) days from the Effective Date of this Agreement Owner agrees to create and maintain an icon identified as "Resorts" (or such other icon as is mutually acceptable to User and Owner) (hereinafter "Resort Icon").

         4. HYPERLINKS. Within one hundred and twenty (120) days from the Effective Date of this Agreement Owner agrees to create and maintain the following linkages:

         a. BASS PRO SITE - BIG CEDAR SITE. Upon opening and accessing the Resort Icon (or such other icon as is mutually acceptable to User and Owner) by Internet user(s), an additional icon shall exist to provide direct access to the Big Cedar Site. In addition, if the Bass Pro Site contains a search box feature, now or in the future, Internet user(s) shall by use of the search box feature be given an option to choose the icon for the Big Cedar Site. Upon accessing the icon for the Big Cedar Site, Internet user(s) shall be directly linked to the home pages of the Big Cedar Site.

         b. BASS PRO SITE - BLUEGREEN TIMESHARE SITE. Upon opening and accessing the Resort Icon (or such other icon as is mutually acceptable to User and Owner) by Internet user(s), an additional icon shall exist to provide direct access to the Bluegreen Timeshare Site. In addition, if the Bass Pro Site contains a search box feature, now or in the future, Internet user(s) shall by use of the search box feature be given an option to choose the icon for the Bluegreen Timeshare Site. Upon accessing the icon for the Bluegreen Timeshare Site, Internet user(s) shall be directly linked to the home pages of the Bluegreen Timeshare Site.

         c. BASS PRO SITE - BLUEGREEN SITE. Upon opening and accessing the Resort Icon (or such other icon as is mutually acceptable to User and Owner) by Internet user(s), an additional icon shall exist to provide direct access to the Bluegreen Site. In addition, if the Bass Pro Site contains a search box feature, now or in the future, Internet user(s) shall by use of the search box feature be given an option to choose the icon for the Bluegreen Site. Upon accessing the icon for the Bluegreen Site, Internet user(s) shall be directly linked to the home pages of the Bluegreen Site.

         5. LICENSE. During the term of this Agreement, Owner hereby grants User a worldwide, royalty free, non-exclusive, irrevocable license for the use of the Bass Pro Site and grants User a worldwide, royalty free, non-exclusive, irrevocable license to establish hyperlinks from the Bass Pro Site as provided for herein. By execution hereof, it is acknowledged and agreed that the license and rights contained herein have been paid for in full by User, except as otherwise provided in paragraph 8 of this Agreement, and that by execution hereof, Owner has received good and valuable consideration in exchange therefor.

         6. OWNER REPRESENTATIONS AND WARRANTIES. Owner hereby represents and warrants to User as of the date hereof and through the term of this Agreement that: (i) Owner and Bass Pro Affiliates has the power and authority to enter into and perform its obligations under this Agreement; (ii) Owner owns the Bass




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Pro Site and all intellectual property rights therein; (iii) the Bass Pro Site does not contain any content, materials, data, work, trade or service mark, trade name, links, advertising or services that actually or potentially violate any applicable law or regulations or infringe or misappropriate any proprietary, intellectual property, contract or tort right of any person, and (v) Owner has secured the appropriate rights, under applicable state and federal law to grant the license herein. The Bass Pro Site is not subject to any pledge, lien, possessory interest, collateral instrument or encumbrance; excepting the existing security interests in the Bass Pro Site provided that any such holders of existing security interests shall execute, prior to or simultaneously with this Agreement and to the benefit of the User, the non-disturbance agreement in form and substance reasonably acceptable to Owner.

         Owner agrees that Owner will not create, during the term of this Agreement, any additional encumbrance, pledge, lien or possessory interest in and to the Bass Pro Site; excepting further encumbrances of the Bass Pro Site for future financing of Owner arranged in the ordinary course of business for the benefit of the business of Owner unless User is notified in writing of such future financing and such future lender executes a non-disturbance agreement for the benefit of User in a form and substance reasonably acceptable to User.

           Owner agrees to indemnify and hold harmless User from any and all damages, losses, claims, causes of action, or injury arising out of a breach of the representations and warranties of this paragraph.

         7. EXCLUSIVITY/NON-EXCLUSIVITY OF LICENSE. Except as herein provided, nothing in this Agreement shall prevent Owner from granting any other licenses for the use of the Bass Pro Site or from utilizing the Bass Pro Site or permitting the Bass Pro Site to be utilized by others in any manner whatsoever; provided, however, Owner agrees that it shall not grant any other licenses for use of the Bass Pro Site for the purpose of developing, marketing, promoting or advertising any Competing Resort or Resort Interest Program, except as may otherwise be expressly provided for in accordance with paragraph 4(b) of the Marketing Agreement. Except as otherwise specifically provided herein, the license herein granted shall be non-exclusive to User and Owner reserves the right to use the Bass Pro Site in respect of any product or service.

         8. EXPENSES. Creation of the hyperlinks from the Bass Pro Site as provided for herein shall be without further cost or expense to User, excepting that User shall pay the actual expenses reasonably incurred by Owner in the establishment of such hyperlinks, which cost shall be borne by the LLC and Bluegreen, dependent upon whomever the hyperlinks so benefits, which determination shall be made reasonably and in good faith.

         9. PROPRIETARY INFORMATION. The graphics, any and all trademarks, servicemarks, tradenames, copyrights, patents or other intellectual property owned by Owner and/or its Affiliates and/or owned by User as of the Effective Date of this Agreement (the "Intellectual Property") will, at all times, remain their respective property. Each party hereto acknowledges and agrees that, at all times, the ownership of the Intellectual Property is vested solely in the owner thereof. Both parties further acknowledge and agree that nothing in this Agreement shall give either party any right, title or interest in the Intellectual property of the other party except as expressly provided herein. Either party's use of the Intellectual Property shall at all times and in every instance be followed by the proper Intellectual Property designation.

         10. AFFIRMATION OBLIGATIONS. Both parties agree at all times during the term of this Agreement: (i) the quality of their web sites shall not be less than the quality that exists as of the Effective Date of this Agreement; (ii) and both parties shall maintain a technologically capable web site utilizing




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state-of-the-art internet security protocol and encryption technology to secure electronic commerce transactions and to prevent unauthorized interception of transmitted data.

         11. GENERAL PROVISIONS. In the event either party commences any legal proceeding to enforce any of the terms of this Agreement, the prevailing party in such action shall be entitled to recover from the other party, reasonable attorney's fees and the court costs. This Agreement may only be amended by a written agreement executed by an authorized representative of each party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, successors and assigns. No waiver by the parties hereto of any default or breach of any term, condition or covenant of this Agreement shall be deemed a waiver of the same or any other term, condition or covenant contained herein unless acknowledged in writing by both parties. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, without giving effect to principals of conflicts of law. Both parties agree that any claims arising out of this Agreement shall be brought in a state or federal court sitting in the State of Missouri and both parties hereby acknowledge its consent to said jurisdiction and venue.

         12. NOTICES. All notices required or permitted under this Agreement shall be given in writing by certified mail, postage prepaid, as follows:

                  To User:

                  Bluegreen Vacations Unlimited, Inc.
                  4960 Blue Lake Drive
                  Boca Raton, Florida  33431
                  Attn:  Mr. Pat Rondeau

                  With copy to:

                  Weinstock & Scavo, P.C.
                  3405 Piedmont Road, N.E., Suite 300
                  Atlanta, Georgia  30305
                  Attn: James J. Scavo, Esq.

                  To Owner:

                  Bass Pro Outdoors Online, L.L.C.
                  2500 East Kearney
                  Springfield, Missouri  65989
                  Attn:  Ms. Toni Miller

                  With copy to:

                  Greene & Curtis, L.L.P.
                  1340 East Woodhurst Drive
                  Springfield, Missouri  65804
                  Attn:  Chris Greene, Esq.



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         IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and date first written above.

                                        USER:

                                        BLUEGREEN VACATIONS UNLIMITED, INC., a
                                        Florida Corporation

                                        By: /s/ Patrick E. Rondeau
                                           -----------------------------------
                                        Print Name: Patrick E. Rondeau
                                        Title:  President


                                        OWNER:

                                        BASS PRO, INC., a Delaware Corporation,

                                        By: /s/ Toni M. Miller
                                           -----------------------------------
                                        Print Name: Toni M. Miller
                                        Title: Vice President Finance

                                        BASS PRO OUTDOORS ONLINE, L.L.C., a
                                        Missouri Limited Liability Company

                                        By: /s/ Toni M. Miller
                                           -----------------------------------
                                        Print Name: Toni M. Miller
                                        Title: Vice President Finance




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